EXHIBIT 10(a)

                       CONSENT OF SUSAN E. SCHECHTER ESQ.


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To Whom It May Concern:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-48140) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.

Very truly yours,


/s/ Susan E. Schechter
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Susan E. Schechter, Counsel
PHL Variable Insurance Company

Dated March 29, 2001